Exhibit 10.50

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT

This Amendment Number Three to Credit Agreement (“Amendment”) is entered into as of February 18, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A.    Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B.    Borrower has requested that (i) the Required Lenders consent to the sale of Borrower’s equity interests (the “Sale”) in Omni Technologies, Inc. a Florida corporation (“Omni”), formerly known as Teltronics Direct, Inc., to John Mitchell and Chris Fickey, and (ii) the Lenders (x) release Omni as a Guarantor, (y) terminate the Agent’s Liens against the assets of Omni that secure its Guaranty (the “Omni Assets”), and (z) release the capital stock of Omni from Agent’s Liens and deliver to Borrower the original stock certificates issued by Omni that are in Agent’s possession (the “Stock Certificates”).

C.    Borrower is in non-compliance with the minimum EBITDA covenant set forth in Section 6.16(a) of the Agreement for the months ending October 31, 2008, November 31, 2008 and December 31, 2008 (collectively, the “Existing Events of Non-Compliance”):

D.    Borrower has requested that Agent and Lenders waive the Existing Events of Non-Compliance and make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.    DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.    AMENDMENTS.

(a)           The definition of “Base Rate Margin” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Base Rate Margin” means 3.75 percentage points.

(b)           Clause (i) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(i)  Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed (i) (1) solely during the period commencing on January 31, 2009 and ending on June 30, 2009 (the “Modified Advance Period”), 85% of all Eligible Accounts, with respect to Accounts owed by the New York City Board of Education and its Affiliates (collectively, “NYBOE”), and (2) at any time other than the Modified Advance Period, 55% of all Eligible Accounts, with respect to Accounts owed by NYBOE, (ii) 30% of all Eligible Accounts, with respect to Accounts owed by the New York City Department of Correction and its Affiliates (collectively, “NYDOC”), (iii) 30% of all Eligible Accounts, with respect to Accounts owed by the Federal Bureau of Prisons and its Affiliates (collectively, “FBOP”), but in no event shall the aggregate amount of all Eligible Accounts owed by NYBOE, NYDOC or FBOP (x) solely during the Modified Advance Period, exceed 90% of all Eligible Accounts, and (y) at any time other than the Modified Advance Period, exceed 75% of all Eligible Accounts, (iv) 20% of all Eligible Accounts, with respect to Accounts owed by Neilsen Media Research, and (v) 10% of all Eligible Accounts in all other cases (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), in each such case to the extent of the obligations owing by such Account Debtor in excess of such percentages; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(c)           The definition of Fixed Charges set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period, (b) cash principal payments in respect of Indebtedness that are paid during such period, (c) all dividends and distributions paid in cash during such period, (d) all federal, state, and local income taxes paid in cash during such period, and (e) cash payments in respect of Capital Leases that are paid during such period.

(d)           Schedule 1.1 to the Agreement is hereby amended by adding the following new definition thereto in alphabetical order:

“Total Sales” mean, with respect to any period of measurement, Borrower’s consolidated total revenues, determined in accordance with GAAP, during such period

(e)           The reference to Schedule 5.3 in clause (i) of Section 2.4(c) of the Agreement is hereby deleted in its entirety and replaced with a reference to Schedule 5.2.

(f)           Section 5.20 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

5.20           Cash Flow Forecast.  No later than the Thursday of each week, provide Agent with a detailed forecast of Borrower’s cash flow for the then current week and the immediately succeeding 12 weeks (a “Cash Flow Forecast”).  Each Cash Flow Forecast shall be reviewed by a third-party as determined by Agent in its sole discretion.

(g)           Section 6.16 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

    (a)    Minimum EBITDA.  Fail to achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period

($48,750)	For the 1 month period ending 1/31/09
$19,800	For the 2 month period ending 2/28/09
$325,000	For the 3 month period ending 3/31/09
$455,000	For the 4 month period ending 4/30/09
$645,000	For the 5 month period ending 5/31/09
$825,000	For the 6 month period ending 6/30/09
$1,025,000	For the 7 month period ending 7/31/09
$1,275,000	For the 8 month period ending 8/31/09
$1,510,000	For the 9 month period ending 9/30/09
$1,500,000	For the 10 month period ending 10/31/09
$1,615,000	For the 11 month period ending 11/30/09
$1,730,000	For the 12 month period ending 12/31/09

Minimum EBITDA levels for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

    (b)    Minimum Fixed Charge Coverage Ratio.  Have a Fixed Charge Coverage Ratio, measured on a month-end basis, commencing on April 30, 2009, of less than the required ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Month Ending
0.57:1.0	For the 4 month period ending 4/30/09
0.62:1.0	For the 5 month period ending 5/31/09
0.68:1.0	For the 6 month period ending 6/30/09
0.74:1.0	For the 7 month period ending 7/31/09
0.78:1.0	For the 8 month period ending 8/31/09
0.84:1.0	For the 9 month period ending 9/30/09
0.75:1.0	For the 10 month period ending 10/31/09

0.72:1.0	For the 11 month period ending 11/30/09
0.72:1.0	For the 12 month period ending 12/31/09

Minimum Fixed Charge Coverage Ratios for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

    (c)    Capital Expenditures.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011
$250,000	$250,000	$250,000	$250,000

    (d)    Minimum TTM Recurring Revenue.  Fail to achieve TTM Recurring Revenue, excluding revenue generated from Teltronics UK, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
$8,950,000	For the 12 month period ending 1/31/09
$8,990,000	For the 12 month period ending 2/28/09
$8,865,000	For the 12 month period ending 3/31/09
$8,765,000	For the 12 month period ending 4/30/09
$8,665,000	For the 12 month period ending 5/31/09
$8,690,000	For the 12 month period ending 6/30/09
$8,680,000	For the 12 month period ending 7/31/09
$8,670,000	For the 12 month period ending 8/31/09
$8,660,000	For the 12 month period ending 9/30/09
$8,650,000	For the 12 month period ending 10/31/09
$8,640,000	For the 12 month period ending 11/30/09
$8,630,000	For the 12 month period ending 12/31/09

TTM Recurring Revenue levels for each month in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

    (e)    Minimum Total Sales.  Fail to achieve Total Sales, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Month Ending
$7,200,000	For the 3 month period ending 3/31/09
$14,800,000	For the 6 month period ending 6/30/09
$23,250,000	For the 9 month period ending 9/30/09
$29,750,000	For the 12 month period ending 12/31/09

Minimum Total Sales for each quarter in any fiscal year commencing with fiscal year 2010 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3.  Such financial projections must credibly reflect expected performance by Borrower in each quarter of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

(h)           Schedule 5.2 to the Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 5.2 attached hereto.

3.    CONSENT TO SALE AND RELEASE.

    (a)    Pursuant to the terms of the Agreement, without the consent of the Required Lenders, the Sale is in violation of the negative covenant set forth in Section 6.4.  Borrower has therefore requested that the Required Lenders consent to the Sale.  Subject to the satisfaction of each of the conditions precedent to the effectiveness of this Amendment, the Required Lenders hereby consent to the Sale and agree that the Sale shall not cause an Event of Default.

      (b)    In accordance with the terms of the Loan Documents, Omni pledged all of its assets to secure its Guaranty and Borrower pledged the capital stock of Omni to secure the Obligations.  In connection with Sale, Borrower hereby requests that the Lenders (i) release Omni as a Guarantor, (ii) terminate the Agent’s Liens against the Omni Assets, and (iii) release the capital stock of Omni from the Agent’s Liens and deliver the Stock Certificates to Borrower.  Subject to the satisfaction of each of the conditions precedent to the effectiveness of this Amendment, (x) the Lenders hereby release Omni from its guaranty of the Obligations and Omni’s Guaranty is hereby terminated, (y) the Agent’s Liens in the Omni Assets are hereby released, and (z) Agent shall deliver the Stock Certificates to Borrower.

      (c)    The consent and releases set forth above are limited precisely as written and shall not be deemed to be (i) an amendment, waiver, consent, release or modification of any other term or condition of the Agreement or any other Loan Document, or (ii) prejudice any right or remedy which Agent or Lenders may now or in the future have at law or in connection with the Agreement or any other Loan Document.

4.    WAIVER OF EXISTING EVENTS OF NON-COMPLIANCE.  Upon the terms and subject to the conditions set forth in this Amendment, Agent and Lenders hereby waive the Existing Events of Non-Compliance as of the dates set forth in Recital C above.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrower to any other or further waiver in any similar or other circumstances.

5.    REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.    NO DEFAULTS.  Other than the Existing Events of Non-Compliance, Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.    CONDITIONS.

(a)    Conditions Precedent.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto, and (ii) a fully executed copy of the Amended and Restated Fee Letter, each in form and substance satisfactory to Agent.

(b)    Condition Subsequent.  The effectiveness of this Amendment is also conditioned upon Agent’s receipt of a fully executed copy of the Release and Termination Agreement by Omni, in form and substance acceptable to Agent, on or before February 27, 2009.  The failure by Borrower to satisfy the foregoing condition within the prescribed time period (except as may be extended or waived by Agent in its sole discretion) shall constitute an Event of Default.

8.    REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

9.    COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.    LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.    GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

12.   COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware corporation
By:	/s/ Ewen R. Cameron
Name:	Ewen R. Cameron
Title:	President & CEO

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent, Lender and Required Lender
By:	/s/ Tiffany Ormon
Name	Tiffany Ormon
Title:	Vice President

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Amendment Number Three